Exhibit 26(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-144503 on Form N-6 of our report dated May 3, 2021, relating to the to the financial statements and financial highlights of the COLI VUL-2 Series Account of Great-West Life & Annuity Insurance Company of New York, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

May 3, 2021

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-144503 on Form N-6 of our report dated April 1, 2021, relating to the statutory-basis financial statements of Great-West Life & Annuity Insurance Company of New York, appearing in the Statement of Additional Information, which is part of such registration statement. We also consent to the references to us under the heading “Independent Auditors” in the Prospectus and in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

May 3, 2021